INVESCO COMMODITIES STRATEGY FUND                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 7/31/2010
FILE NUMBER:       811-05426
SERIES NO.:        35

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                4,176
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                  614
         Class C                  430
         Class R                    1
         Class Y                  356
         Institutional Class       67

74V.   1 Net asset value per share (to nearest cent)
         Class A               $18.45
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B               $18.27
         Class C               $18.27
         Class R               $18.39
         Class Y               $18.52
         Institutional Class   $18.53